EX-99.23(d)(49)
                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

         This AMENDMENT is by and between JNL Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

         WHEREAS, the Trust and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Trust retained the Adviser to perform investment advisory and management services for the Series of the Trust enumerated in the Agreement; and

         WHEREAS, nine new Series will be added to the Trust and the Trust desires the Adviser to perform investment advisory and management services for these Series of the Trust; and

         WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the above-referenced Series of the Trust on the terms and conditions set forth in the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

         1. Effective with respect to a Series upon capitalization of such Series, the Adviser shall serve as the investment adviser and business manager for the Mellon Capital Management/JNL S&P 500 Index Series, Mellon Capital Management/JNL S&P 400 Mid Cap Index Series, Mellon Capital Management/JNL Small Cap Index Series, Mellon Capital Management/JNL International Index Series, Mellon Capital Management/JNL Bond Index Series, S&P/JNL Index Strategy Series, S&P/JNL Core Index 50 Series, and S&P/JNL Core Index 75 Series.

         2. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

 Mellon Capital Management/JNL
        S&P 500 Index Series.....    $0 to $500 million         .50%
                                     Over $500 million          .45%

 Mellon Capital Management/JNL S&P 400 Mid Cap
          Index Series...........    $0 to $500 million         .50%
                                     Over $500 million          .45%

 Mellon Capital Management/JNL Small Cap
          Index Series...........    $0 to $500 million         .50%
                                     Over $500 million          .45%

 Mellon Capital Management/JNL International
          Index Series...........    $0 to $500 million         .50%
                                     Over $500 million          .45%

 Mellon Capital Management/JNL Bond
          Index Series...........    $0 to $500 million         .50%
                                     Over $500 million          .45%

 S&P/JNL Index Strategy Series...    $0 to $500 million         .20%
                                     Over $500 million          .15%

 S&P/JNL Core Index 50 Series....    $0 to $500 million         .20%
                                     Over $500 million          .15%

 S&P/JNL Core Index 75 Series....    $0 to $500 million         .20%
                                     Over $500 million          .15%

         3. The Trust and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 24th day of October, 2001.

JNL SERIES TRUST                        JACKSON NATIONAL ASSET
                                        MANAGEMENT, LLC


By:   /s/ Andrew B. Hopping             By:  /s/ Mark D. Nerud
     -------------------------              -------------------------

Name:    Andrew B. Hopping              Name:  Mark D. Nerud
       --------------------                    ----------------------

Title:   President                      Title:   Chief Financial Officer
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